UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2026

   First Community Corporation

(Exact name of registrant as specified in its charter)

   South Carolina

(State or other jurisdiction of incorporation)

000-28344	57-1010751
(Commission File Number)	(IRS Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of principal executive offices)	(Zip Code)

   (803) 951-2265

(Registrant’s telephone number, including area code)

   Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $1.00 per share	FCCO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On July 22, 2026, First Community Corporation (the “Company”), holding company for First Community Bank (the “Bank”), issued a press release announcing its financial results for the period ended June 30, 2026. The Company also announced that the Board of Directors approved a cash dividend for the second quarter of 2026. The Company will pay a $0.17 per share dividend to holders of the Company’s common stock. This dividend is payable August 18, 2026 to shareholders of record as of August 4, 2026.

A copy of the press release is furnished herewith as Exhibit 99.1. The information furnished pursuant to this Item 2.02, including the portions of Exhibit 99.1 relating to the Company’s financial results and dividend announcement, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2026, the Company and the Bank announced a planned management succession and leadership transition, effective January 1, 2027.

J. Ted Nissen has notified the Company and the Bank of his decision to retire from his positions as Executive Vice President and Chief Banking Officer of the Company and President and Chief Executive Officer of the Bank, effective December 31, 2026. Mr. Nissen will also retire from the boards of directors of the Company and the Bank, effective December 31, 2026. Mr. Nissen’s retirement is not the result of any disagreement with the Company or the Bank on any matter relating to the Company’s or the Bank’s operations, policies or practices.

In connection with the transition, Vaughan R. Dozier, Jr., age 45, will become Chief Executive Officer of the Bank and Joseph A. “Drew” Painter, age 48, will become President of the Bank, each effective January 1, 2027. It is anticipated that Mr. Painter will report directly to Mr. Dozier. Mr. Dozier currently serves as Executive Vice President and Chief Commercial and Retail Banking Officer, South Region of the Company and the Bank, and has served in such role since January 1, 2024. Mr. Painter currently serves as Executive Vice President and Chief Commercial and Retail Banking Officer, North Region of the Company and the Bank, and has served in such role since January 1, 2024. Prior to January 1, 2024, Messrs. Dozier and Painter each served as Senior Vice President and Regional Market President of the Bank. Mr. Dozier has been with the Bank for 18 years, and Mr. Painter has been with the Bank for 23 years.

Michael C. Crapps will continue to serve as President and Chief Executive Officer of the Company following the transition. Mr. Crapps has served as President and Chief Executive Officer of the Company for over 31 years and since its inception.

In connection with Mr. Nissen’s retirement from the boards of directors of the Company and the Bank, the board of directors of each entity approved an increase in the size of its board from 14 to 15 directors, in each case in accordance with its applicable bylaws and other governing documents. On July 21, 2026, Mr. Dozier and Mr. Painter were appointed to the boards of directors of the Company and the Bank, effective January 1, 2027. For each board, one of Mr. Dozier and Mr. Painter will fill the vacancy created by Mr. Nissen’s retirement, and the other will fill the newly created directorship resulting from the increase in the size of the board. Committee assignments for Messrs. Dozier and Painter have not yet been determined.

As of the date of this Current Report on Form 8-K, the Company and the Bank have not entered into definitive amendments to the existing employment agreements with Messrs. Dozier and Painter in connection with the transition. The Company and the Bank expect to enter into such amendments in connection with the transition. The material terms of any such amendments, including any changes to annual base salary or other compensation arrangements, will be disclosed when finalized and approved, to the extent required.

In connection with Mr. Nissen’s retirement, Mr. Nissen’s existing employment agreement with the Company and the Bank will terminate effective December 31, 2026, subject to any continuing rights or obligations expressly provided therein or in any transition and consulting agreement entered into in connection with his retirement. As of the date of this Current Report on Form 8-K, the Company and the Bank have not entered into a definitive transition and consulting agreement with Mr. Nissen. The Company and the Bank expect to enter into a transition and consulting agreement with Mr. Nissen in connection with his retirement, pursuant to which Mr. Nissen would provide transition support through December 31, 2027. The material terms of any such agreement, including consulting fees and other compensation arrangements, will be disclosed when finalized and approved, to the extent required.

There are no arrangements or understandings between either Mr. Dozier or Mr. Painter and any other person pursuant to which either was selected as a director or officer, other than the Company’s planned management succession process and the employment relationships described herein.

The information called for by Items 401(b), 401(d), 401(e), 401(f) and 404(a) of Regulation S-K with respect to Messrs. Dozier and Painter is set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on April 7, 2026 and the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2026, which information is incorporated herein by reference, except as supplemented by the information set forth herein. There are no family relationships between either Mr. Dozier or Mr. Painter and any director or executive officer of the Company, and neither Mr. Dozier nor Mr. Painter has been involved in any legal proceeding required to be disclosed under Item 401(f) of Regulation S-K. There are no transactions involving Mr. Dozier or Mr. Painter that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release dated July 22, 2026 announcing, among other things, the management succession and leadership transition is attached hereto as Exhibit 99.1. The portions of Exhibit 99.1 relating to the management succession and leadership transition are incorporated by reference into this Item 5.02.

FORWARD-LOOKING STATEMENTS

Certain statements in this report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Forward-looking statements can be identified by words such as “anticipate”, “expects”, “intends”, “believes”, “may”, “likely”, “will”, “plans”, “positions”, “future”, “forward”, or other statements that indicate future periods. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for credit loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in legislation, regulation, policies or administrative practices, whether by judicial, governmental, or legislative action; (5) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could continue to have a negative impact on the company; (6) changes in interest rates, which have and may continue to affect our deposit and funding costs, net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of our assets, including our investment securities; (7) technology and cybersecurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; (8) elevated inflation which causes adverse risk to the overall economy, and could indirectly pose challenges to our customers and to our business; (9) any increases in FDIC assessment which has increased, and may continue to increase, our cost of doing business; (10) the adverse effects of events beyond our control that may have a destabilizing effect on financial markets and the economy, such as trade disputes, epidemics and pandemics, war or terrorist activities, essential utility outages, government shutdowns, deterioration in the global economy, instability in the credit markets, disruptions in our customers’ supply chains or disruptions in transportation; and (11) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Item	Exhibits
99.1	Press Release dated July 22, 2026 announcing financial results for the period ended June 30, 2026 and management succession and leadership transition.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

By:	/s/ D. Shawn Jordan
Name:	D. Shawn Jordan
Title:	Chief Financial Officer

Dated: July 22, 2026